
                                                                                   Exhibit 12
                                                                                   Page 1 of 2



                           RATIO OF EARNINGS TO FIXED CHARGES BASED
                             ON INCOME FROM CONTINUING OPERATIONS



                                                                            Six Months Ended
                                                        Second Quarter    June 30     June 30
($ in millions)                                         1994      1993       1994        1993

Excluding interest on deposits
Fixed charges:
Interest expense                                       $  75     $  62      $ 151       $ 131
One-third of all rents                                     2         1          4           3
     Total fixed charges                               $  77     $  63      $ 155       $ 134


Earnings:
Income (loss) from continuing operations before tax    $  83     $  54      $ 149       $ 114
Total fixed charges                                       77        63        155         134
     Earnings, as defined                              $ 160     $ 117      $ 304       $ 248


Ratio of earnings to total fixed charges                2.08x     1.86x      1.96x       1.85x


Including interest on deposits
Fixed charges:
Interest expense                                       $ 177     $ 158      $ 345       $ 332
One-third of all rents                                     2         1          4           3
     Total fixed charges                               $ 179     $ 159      $ 349       $ 335


Earnings:
Income (loss) from continuing operations before tax    $  83     $  54      $ 149       $ 114
Total fixed charges                                      179       159        349         335
     Earnings, as defined                              $ 262     $ 213      $ 498       $ 449

Ratio of earnings to total fixed charges                1.46x     1.34x      1.43x       1.34x
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

                                                                                   Exhibit 12
                                                                                   Page 2 of 2


                          RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                           AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          BASED ON INCOME FROM CONTINUING OPERATIONS


                                                                            Six Months Ended
                                                        Second Quarter    June 30     June 30
($ in millions)                                         1994      1993       1994        1993

Excluding interest on deposits
Fixed charges:
Interest expense                                       $  75     $  62      $ 151       $ 131
One-third of all rents                                     2         1          4           3
     Total fixed charges                               $  77     $  63      $ 155       $ 134
     Preferred stock dividend requirements                 9         9         17          17
     Combined fixed charges and preferred stock
       dividend                                        $  86     $  72      $ 172       $ 151


Earnings:
Income before income taxes and cumulative effect
  of accounting change for income taxes                $  83     $  54      $ 149       $ 114
Combined fixed charges and preferred stock dividend       86        72        172         151
     Earnings, as defined                              $ 169     $ 126      $ 321       $ 265


Ratio of earnings to combined fixed charges and
  preferred stock dividend                              1.97x     1.75x      1.87x       1.75x


Including interest on deposits
Fixed charges:
Interest expense                                       $ 177     $ 158      $ 345       $ 332
One-third of all rents                                     2         1          4           3
     Total fixed charges                               $ 179     $ 159      $ 349       $ 335
     Preferred stock dividend requirements                 9         9         17          17
     Combined fixed charges and preferred stock
       dividend                                        $ 188     $ 168      $ 366       $ 352


Earnings:
Income before income taxes and cumulative effect
  of accounting change for income taxes                $  83     $  54      $ 149       $ 114
Combined fixed charges and preferred stock dividend      188       168        366         352
     Earnings, as defined                              $ 271     $ 222      $ 515       $ 466


Ratio of earnings to combined fixed charges and
  preferred stock dividend                              1.44x     1.32x      1.41x       1.32x
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